UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 20, 2009, the Company entered into an Employment Agreement (the “Agreement”) with Francis J. Martin, the Company’s President and Chief Executive Officer, providing for, among other things, (i) a one-year term of employment, with such term to be automatically extended by additional one-year terms in the event that the Company fails to provide written notice of non-renewal of the Agreement to Mr. Martin not later than 180 days prior to the expiration of his then-current employment term; (ii) an annual base salary of $260,000; (iii) the grant, effective upon the date of the Agreement, to Mr. Martin of a stock option to purchase 60,000 shares of the common stock of the Company, with such option vesting in 48 equal monthly installments on each monthly anniversary of the date of grant; (iv) the grant, effective upon the date of the Agreement, to Mr. Martin of a performance-based stock option to purchase 120,000 shares of the common stock of the Company, with such option vesting based on the average closing stock price of the Company’s common stock in accordance with Schedule I to the Agreement; (v) a potential annual bonus to be paid by the Company to Mr. Martin of up to $25,000 in cash, subject to the discretion of the Company’s Board of Directors (the “Board”); and (vi) the provision by the Company of a monthly cash allowance related to a leased vehicle for use by Mr. Martin. Set forth below is a summary of the Agreement:

Term

The Company agrees to employ Mr. Martin and Mr. Martin agrees to serve as President and Chief Executive Officer of the Company effective for the period from April 14, 2009 to April 13, 2010, or for a shorter period as may be provided for under the terms of the Agreement; provided that such term of employment shall be automatically extended by additional one-year terms in the event that the Company fails to provide written notice of non-renewal of the Agreement to Mr. Martin not later than 180 days prior to the expiration of his then-current employment term.

Base Salary

Mr. Martin will receive a base salary of $260,000 per year. The Joint Compensation and Options Committee of the Board has the ability to review and establish Mr. Martin’s base salary at least on an annual basis.

Annual Bonus

Pursuant to the terms of the Agreement, Mr. Martin is eligible to receive an annual cash bonus of up to $25,000, with the exact amount of such bonus, if any, to be determined by the Board on an annual basis, in its sole discretion, after consultation with the Joint Compensation and Options Committee of the Board and/or Mr. Martin, as the Board deems appropriate. The bonus, if any, is to be paid no later than the date on which the Company files its Annual Report on Form 10-K for the applicable fiscal year.

Stock Options

The Agreement provides for the grant, effective on May 20, 2009, to Mr. Martin of (i) a stock option to purchase 60,000 shares of the common stock of the Company, with such option vesting in 48 equal monthly installments on each monthly anniversary of the date of grant and (ii) a performance-based stock option to purchase 120,000 shares of the common stock of the Company, with such option vesting based on the average closing stock price of the Company’s common stock in accordance with Schedule I to the Agreement. Each of these stock options becomes immediately exercisable in the event of a Change of Control of the Company (as defined in the Agreement).

Post-Termination Payments and Benefits

Pursuant to the terms of the Agreement, if (i) the Company terminates the Agreement for Cause (as defined in the Agreement) or (ii) Mr. Martin’s employment is terminated by the Company due to Mr. Martin’s death or disability, upon such termination, Mr. Martin will not be entitled to any further payments (other than base salary and benefits earned to the date of termination and, in the case of Disability (as defined in the Agreement), continuation of certain benefits for approximately one year after the Termination Date (as defined in the Agreement)). If Mr. Martin voluntarily terminates his employment with or without Cause, the then-exercisable portion of any options to purchase common stock held by Mr. Martin will remain exercisable for a period of one year following the date of Mr. Martin’s termination, and will thereafter expire.

In the event that Mr. Martin is involuntarily terminated from the Company without cause, he will be entitled to receive (in addition to any base salary and benefits earned to the date of termination and, in the case of Disability (as defined in the Agreement), continuation of certain benefits for approximately one year after the Termination Date (as defined in the Agreement)) his base salary for a period of twelve months from the termination date. Also, if Mr. Martin is involuntarily terminated without Cause, the then-exercisable portion of any options to purchase common stock held by Mr. Martin will remain exercisable for a period of one year following the date of Mr. Martin’s termination, and will thereafter expire.

Benefits

Mr. Martin, and his eligible family members, are entitled to the benefits that the Company provides to all of its employees, including the following general health and welfare benefit plans: medical, dental, life, short-term and long-term disability, vision, and supplemental life insurance. Certain benefits are contributory, such as medical and dental, while others are entirely paid by the Company, such as short and long term disability, group term life and accidental death and disability, or paid by employees, such as vision and supplemental life.

In addition, Mr. Martin is eligible to participate in its 401(k) plan, and may defer between 1% and 15% of his pay on an annual basis pursuant to the terms of the 401(k) plan. In any plan year, the Company may make matching contributions to each participant, including Mr. Martin.

In addition, during the employment term, Mr. Martin is entitled to four weeks of paid vacation per year and is also entitled to all paid holidays given by the Company to its officers and employees. Also, the Company will provide Mr. Martin a monthly automobile allowance of $750.

Perquisites

Mr. Martin is entitled to the same perquisites as are provided in the Company’s applicable plans and programs to its employees generally.

The foregoing descriptions of the Agreement and stock option grants provided for in the Agreement are qualified in their entirety by the text of the Agreement, attached as Exhibit 10.1 hereto, and the applicable stock option agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: May 20, 2009	By:	/s/ Richard E. Davis
Richard E. Davis,
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated May 20, 2009, by and between NMT Medical, Inc. and Mr. Francis J. Martin.